SCHIFF HARDIN & WAITE
                                                          EXHIBIT 23.1


                  [Letterhead of Arthur Andersen LLP]




               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports, dated February 7, 1995, included in or incorporated by reference to the Annual Report on Form 10-K of Scotsman Industries, Inc. for the year ended January 1, 1995, and to all references to our firm included in this Registration Statement.




                                   ARTHUR ANDERSEN LLP




Chicago, Illinois
June 14, 1995













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